                   Exhibit 99.1
Press Release

Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Q1 FY2021 Results

Bookings Grew in Both Segments in February and March; Many On-Premises Deployments Delayed in April Due to COVID-19

Expect Improvement Sequentially in Q2 and Continuing in H2; Driven by On-Premises Deployments Coming Back and Cloud Growth

Targeting Separation Shortly After Fiscal Year-End; Completed Apax Investment and Term Loan Amendment

MELVILLE, N.Y., June 9, 2020 - Verint® Systems Inc. (NASDAQ: VRNT), a global Actionable Intelligence® leader, today announced results for the three months ended April 30, 2020 (FY2021). Revenue for the three months ended April 30, 2020 was $287 million on a GAAP basis and $292 million on a non-GAAP basis. For the three months ended April 30, 2020, net loss per share was $(0.09) on a GAAP basis, and diluted EPS was $0.52 on a non-GAAP basis. The company generated $76 million of cash flow from operations in Q1 and currently has more than $800 million of cash, inclusive of the first tranche of the Apax investment which closed on May 7, 2020.

“Following a strong February and March, in April we saw many customers delaying planned projects, primarily involving on-premises deployments. Looking forward, as offices re-open and travel restrictions are lifted, we expect a sequential improvement in Q2 and continued improvement in the second half of the year,” said Dan Bodner, CEO.

Bodner continued, “We are pleased to report significant progress on our plan to create two independent public companies, targeted for shortly after fiscal year-end. We recently completed an investment from Apax Partners and amended our term loan agreement to facilitate the separation. Jason Wright, lead technology partner at Apax, joined Verint’s Board to help drive our separation strategy and growth opportunities.”

Bodner added, “Verint’s solutions are mission critical, and I am very proud of our employees and how we have supported our customers and partners. From the onset of COVID-19, we quickly took steps to help our customers address the challenges of this new environment and we are pleased to have received positive feedback for our innovation, customer-centricity and the speed with which our employees have responded."

Customer Engagement Q1 Highlights
•SaaS Bookings Growth: New SaaS ACV up 45% y-o-y
•Revenue: Perpetual revenue down as customers delay on-premises deployments
•Recurring Software Revenue Mix: Strong renewal rates and mix drive software revenue that is recurring to 82%, up ~900bps y-o-y
•See Tables 2, 4 and 7 for additional Customer Engagement financial information

“In Customer Engagement, our solutions are driving workforce productivity, business analytics, compliance and fraud detection. The majority of our revenue is generated from our large existing customer base comprised primarily of financial services, healthcare, utilities, technology and government verticals, and our renewal rates remained strong during the quarter. Our cloud-first strategy is working well with new SaaS ACV growth and a steady increase in recurring software revenue mix. As organizations adjust to the new normal home-office work environment, Verint is well-positioned to help them evolve with new innovative solutions that we are launching,” said Bodner.

Cyber Intelligence Q1 Highlights
•Large Orders: Including one for over $15 million, three for ~$5 million each and four for ~$3 million each
•Revenue: Perpetual revenue down as customers delay on-premises deployments
•Gross Margin Expansion: Estimated fully allocated gross margin up ~400bps y-o-y driven by software model
•See Tables 2, 5 and 7 for additional Cyber Intelligence financial information

“In Cyber Intelligence, advanced data mining analytics is critical for organizations that are responsible for complex security investigations and generating actionable insights to fight crime and terror. Our solutions help maintain law and order both in times of peace and crisis and in Q1 we continued to win many large contracts with an increasing software mix. I am pleased to report that in Q1 our gross margin on an estimated and fully allocated basis increased ~400 bps year-over-year, following the steady improvement we delivered over the last couple of years. Our differentiated software model provides our customers with faster software refresh cycles that can quickly address changing security threats in the current environment. Our Cyber Intelligence business is well positioned to help our customers address these evolving threats, and to become a successful standalone company following the separation," said Bodner.

Outlook
Doug Robinson, CFO, added, “We expect our business results to improve throughout the year as delayed on-premises deals come back. We expect our cloud-first strategy in Customer Engagement and our software model strategy in Cyber Intelligence to continue momentum this year. We are targeting the separation shortly after fiscal year-end and have now put the necessary capital structure in place, having completed the first tranche of the Apax investment and the term loan amendment.”

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months ended April 30, 2020 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 4344207. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, political unrest, armed conflicts, natural disasters, or outbreaks of disease, such as the COVID-19 pandemic, as well as the resulting impact on information technology spending and government budgets, on our business; risks that our customers delay, cancel, or refrain from placing orders, refrain from renewing subscriptions or service contracts, or are unable to honor contractual commitments or payment obligations due to liquidity issues or other challenges in their business, due to the COVID-19 pandemic or otherwise; risks that continuing restrictions resulting from the

COVID-19 pandemic or actions taken in response to the pandemic adversely impact our operations or our ability to fulfill orders, complete implementations, or recognize revenue; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining revenue, margins, and sufficient levels of investment in our business and operations; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to properly manage investments in our business and operations, execute on growth initiatives, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to retain, recruit, and train qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators and risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, including information that may belong to our customers or other third parties, and with security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with political factors related to our business or operations, including reputational risks associated with our security solutions and our ability to maintain security clearances where required, as well as risks associated with a significant amount of our business coming from domestic and foreign government customers; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, relating to our own operations as well as to the use of our solutions by our customers; challenges associated with selling sophisticated solutions, including with respect to assisting customers in understanding and realizing the benefits of our solutions, and developing, offering, implementing, and maintaining a broad and sophisticated solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle; risk of customer concentration; challenges associated with our ability to accurately forecast when a sales opportunity will convert to an order, or to accurately forecast revenue and expenses; challenges associated with our Customer Engagement segment cloud transition and our Cyber Intelligence segment software model transition, and risk of increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with the issuance of preferred stock to an affiliate of Apax Partners, including with respect to completion of the second tranche of the investment and Apax's significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the planned spin-off of our Cyber Intelligence Solutions business, including the possibility that the spin-off transaction may not be completed in the expected timeframe or at all, that it will not achieve the benefits anticipated, or that it may negatively impact our operations or stock price, including as a result of management distraction from our business. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2020, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, CUSTOMER ENGAGEMENT SOLUTIONS and CYBER INTELLIGENCE SOLUTIONS are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2020	2019
Revenue:
Product	$77,284	$104,224
Service and support	210,011	211,035
Total revenue	287,295	315,259
Cost of revenue:
Product	21,318	28,120
Service and support	76,399	79,361
Amortization of acquired technology	4,609	6,707
Total cost of revenue	102,326	114,188
Gross profit	184,969	201,071
Operating expenses:
Research and development, net	59,079	57,169
Selling, general and administrative	111,651	121,721
Amortization of other acquired intangible assets	8,065	7,713
Total operating expenses	178,795	186,603
Operating income	6,174	14,468
Other income (expense), net:
Interest income	1,017	1,426
Interest expense	(10,698)	(9,934)
Other expense, net	(2,230)	(790)
Total other expense, net	(11,911)	(9,298)
(Loss) income before (benefit) provision for income taxes	(5,737)	5,170
(Benefit) provision for income taxes	(1,762)	1,409
Net (loss) income	(3,975)	3,761
Net income attributable to noncontrolling interests	2,039	2,185
Net (loss) income attributable to Verint Systems Inc.	$(6,014)	$1,576

Net (loss) income per common share attributable to Verint Systems Inc.:
Basic	$(0.09)	$0.02
Diluted	$(0.09)	$0.02

Weighted-average common shares outstanding:
Basic	64,376	65,438
Diluted	64,376	67,088

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures by Segment
(Unaudited)

	Three Months Ended April 30,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$185,865	$101,430	$287,295	$207,095	$108,164	$315,259
Revenue adjustments	3,262	1,092	4,354	8,772	127	8,899
Total non-GAAP revenue	$189,127	$102,522	$291,649	$215,867	$108,291	$324,158

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$7,134	$13,501	$20,635	$8,462	$17,850	$26,312
Segment service expenses	55,656	17,844	73,500	57,827	18,676	76,503
Amortization of acquired technology	4,356	253	4,609	5,388	1,319	6,707
Stock-based compensation expenses (1)	748	219	967	1,084	320	1,404
Shared support expenses allocation (3)	1,711	904	2,615	2,127	1,135	3,262
Total GAAP estimated fully allocated cost of revenue	69,605	32,721	102,326	74,888	39,300	114,188
GAAP estimated fully allocated gross profit	116,260	68,709	184,969	132,207	68,864	201,071
GAAP estimated fully allocated gross margin	62.6%	67.7%	64.4%	63.8%	63.7%	63.8%
Revenue adjustments	3,262	1,092	4,354	8,772	127	8,899
Amortization of acquired technology	4,356	253	4,609	5,388	1,319	6,707
Stock-based compensation expenses (1)	748	219	967	1,084	320	1,404
Acquisition expenses, net (4)	124	65	189	10	5	15
Restructuring expenses (4)	1,057	559	1,616	293	156	449
Non-GAAP estimated fully allocated gross profit	$125,807	$70,897	$196,704	$147,754	$70,791	$218,545
Non-GAAP estimated fully allocated gross margin	66.5%	69.2%	67.4%	68.4%	65.4%	67.4%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$23,901	$25,671	$49,572	$26,449	$21,920	$48,369
Stock-based compensation expenses (2)	1,528	808	2,336	1,689	901	2,590
Shared support expenses allocation (3)	4,690	2,481	7,171	4,049	2,161	6,210
GAAP estimated fully allocated research and development, net	30,119	28,960	59,079	32,187	24,982	57,169
As a percentage of GAAP revenue	16.2%	28.6%	20.6%	15.5%	23.1%	18.1%
Stock-based compensation expenses (2)	(1,528)	(808)	(2,336)	(1,689)	(901)	(2,590)
Acquisition expenses, net (4)	(193)	(102)	(295)	(126)	(67)	(193)
Restructuring expenses (4)	(606)	(320)	(926)	(299)	(159)	(458)
Non-GAAP estimated fully allocated research and development, net	$27,792	$27,730	$55,522	$30,073	$23,855	$53,928
As a percentage of non-GAAP revenue	14.7%	27.0%	19.0%	13.9%	22.0%	16.6%

	Three Months Ended April 30,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$40,144	$22,397	$62,541	$46,198	$23,559	$69,757
Stock-based compensation expenses (2)	7,116	3,765	10,881	8,547	4,562	13,109
Shared support expenses allocation (3)	25,002	13,227	38,229	25,333	13,522	38,855
GAAP estimated fully allocated selling, general and administrative expenses	72,262	39,389	111,651	80,078	41,643	121,721
As a percentage of GAAP revenue	38.9%	38.8%	38.9%	38.7%	38.5%	38.6%
Stock-based compensation expenses (2)	(7,116)	(3,765)	(10,881)	(8,547)	(4,562)	(13,109)
Acquisition expenses, net (4)	2,485	1,314	3,799	(2,386)	(1,274)	(3,660)
Restructuring expenses (4)	(1,922)	(1,017)	(2,939)	(346)	(184)	(530)
Separation expenses (4)	(5,085)	(2,690)	(7,775)	(2)	(1)	(3)
Other adjustments (4)	(61)	(32)	(93)	(1,341)	(715)	(2,056)
Non-GAAP estimated fully allocated selling, general and administrative expenses	$60,563	$33,199	$93,762	$67,456	$34,907	$102,363
As a percentage of non-GAAP revenue	32.0%	32.4%	32.1%	31.2%	32.2%	31.6%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$6,115	$59	$6,174	$12,354	$2,114	$14,468
GAAP estimated fully allocated operating margin	3.3%	0.1%	2.1%	6.0%	2.0%	4.6%
Revenue adjustments	3,262	1,092	4,354	8,772	127	8,899
Amortization of acquired technology	4,356	253	4,609	5,388	1,319	6,707
Amortization of other acquired intangible assets	7,764	301	8,065	7,588	125	7,713
Stock-based compensation expenses (2)	9,392	4,792	14,184	11,320	5,783	17,103
Acquisition expenses, net (4)	(2,168)	(1,147)	(3,315)	2,522	1,346	3,868
Restructuring expenses (4)	3,585	1,896	5,481	938	499	1,437
Separation expenses (4)	5,085	2,690	7,775	2	1	3
Other adjustments (4)	61	32	93	1,341	715	2,056
Non-GAAP estimated fully allocated operating income	37,452	9,968	47,420	50,225	12,029	62,254
Depreciation and amortization (5)	6,905	3,653	10,558	5,133	2,740	7,873
Estimated fully allocated adjusted EBITDA	$44,357	$13,621	$57,978	$55,358	$14,769	$70,127
Non-GAAP estimated fully allocated operating margin	19.8%	9.7%	16.3%	23.3%	11.1%	19.2%
Estimated fully allocated adjusted EBITDA margin	23.5%	13.3%	19.9%	25.6%	13.6%	21.6%

(1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2020 and 2019, respectively, annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(2) Represents the stock-based compensation expenses applicable to research and development, net and selling, general and administrative, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents our shared support expenses (as disclosed in footnote 15 to our April 30, 2020 Form 10-Q, when filed), including general and administrative shared services acquisition expenses, net and restructuring expenses, separation expenses and other adjustments, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(4) Represents the portion of our acquisition expenses, net and restructuring expenses, separation expenses and other adjustments, allocated proportionally based upon our year ended January 31, 2020 and 2019, respectively, annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins and operating margins of our two businesses.

(5) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2020	2019
Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(11,911)	$(9,298)
Unrealized losses on derivatives, net	—	679
Amortization of convertible note discount	3,226	3,061
Acquisition expenses, net	12	(34)
Non-GAAP other expense, net(1)	$(8,673)	$(5,592)

Table of Reconciliation from GAAP (Benefit) Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP (benefit) provision for income taxes	$(1,762)	$1,409
GAAP effective income tax rate	30.7%	27.3%
Non-GAAP tax adjustments	4,567	4,001
Non-GAAP provision for income taxes	$2,805	$5,410
Non-GAAP effective income tax rate	7.2%	9.5%

Table of Reconciliation from GAAP Net (Loss) Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net (loss) income attributable to Verint Systems Inc.	$(6,014)	$1,576
Revenue adjustments	4,354	8,899
Amortization of acquired technology	4,609	6,707
Amortization of other acquired intangible assets	8,065	7,713
Stock-based compensation expenses	14,184	17,103
Unrealized losses on derivatives, net	—	679
Amortization of convertible note discount	3,226	3,061
Acquisition expenses, net	(3,303)	3,834
Restructuring expenses	5,482	1,437
Separation expenses	7,775	3
Other adjustments	93	2,056
Non-GAAP tax adjustments	(4,567)	(4,001)
Total GAAP net income adjustments	39,918	47,491
Non-GAAP net income attributable to Verint Systems Inc.	$33,904	$49,067

Table Comparing GAAP Diluted Net (Loss) Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$(0.09)	$0.02
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.52	$0.73

GAAP weighted-average shares used in computing diluted net (loss) income per common share attributable to Verint Systems Inc.	64,376	67,088
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	1,233	—
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	65,609	67,088

	Three Months Ended April 30,
(in thousands, except per share data)	2020	2019
Table of Reconciliation from GAAP Net (Loss) Income Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP (loss) net income attributable to Verint Systems Inc.	$(6,014)	$1,576
As a percentage of GAAP revenue	(2.1)%	0.5%
Net income attributable to noncontrolling interest	2,039	2,185
(Benefit) provision for income taxes	(1,762)	1,409
Other expense, net	11,911	9,298
Depreciation and amortization(2)	23,235	22,293
Revenue adjustments	4,354	8,899
Stock-based compensation expenses	14,184	17,103
Acquisition expenses, net	(3,315)	3,868
Restructuring expenses	5,478	1,437
Separation expenses	7,775	3
Other adjustments	93	2,056
Adjusted EBITDA	$57,978	$70,127
As a percentage of non-GAAP revenue	19.9%	21.6%

Table of Reconciliation from Gross Debt to Net Debt	April 30, 2020	January 31, 2020

Current maturities of long-term debt	$4,250	$4,250
Long-term debt	990,390	832,798
Unamortized debt discounts and issuance costs	18,673	22,327
Gross debt	1,013,313	859,375
Less:
Cash and cash equivalents	556,671	379,146
Restricted cash and cash equivalents, and restricted bank time deposits	46,451	43,860
Short-term investments	19,741	20,215
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	390,450	416,154
Long-term restricted cash, cash equivalents, time deposits and investments	22,599	26,363
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$367,851	$389,791

(1) For the three months ended April 30, 2020, non-GAAP other expense, net of $8.7 million was comprised of $6.4 million of interest and other expense, and $2.3 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Customer Engagement Revenue and Cloud Metrics
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2020	2019
Table of Reconciliation from GAAP Software (includes cloud and support) and Professional Services Revenue to Non-GAAP Software (includes cloud and support) and Professional Services Revenue

Software (includes cloud and support) revenue - GAAP	$157,595	$170,960
Perpetual revenue - GAAP	28,525	47,602
Cloud revenue - GAAP	52,997	47,085
Support revenue - GAAP	76,073	76,273
Professional services revenue - GAAP	$28,270	$36,135
Total revenue - GAAP	$185,865	$207,095

Estimated software (includes cloud and support) revenue adjustments	$3,262	$8,772
Estimated perpetual revenue adjustments	—	—
Estimated cloud revenue adjustments	3,207	8,644
Estimated support revenue adjustments	55	128
Estimated professional services revenue adjustments	—	—
Total estimated revenue adjustments	$3,262	$8,772

Software (includes cloud and support) revenue - non-GAAP	$160,857	$179,732
Perpetual revenue - non-GAAP	28,525	47,602
Cloud revenue - non-GAAP	56,204	55,729
Support revenue - non-GAAP	76,128	76,401
Professional services revenue - non-GAAP	$28,270	$36,135
Total revenue - non-GAAP	$189,127	$215,867

Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue

SaaS revenue - GAAP	$38,865	$33,456
Bundled SaaS revenue - GAAP	33,393	27,204
Unbundled SaaS revenue - GAAP	5,472	6,252
Optional managed services revenue - GAAP	$14,132	$13,629
Cloud revenue - GAAP	$52,997	$47,085

Estimated SaaS revenue adjustments	$2,926	$8,054
Estimated bundled SaaS revenue adjustments	2,882	7,230
Estimated unbundled SaaS revenue adjustments	44	824
Estimated optional managed services revenue adjustments	$281	$590
Estimated cloud revenue adjustments	$3,207	$8,644

SaaS revenue - non-GAAP	$41,791	$41,510
Bundled SaaS revenue - non-GAAP	36,275	34,434
Unbundled SaaS revenue - non-GAAP	5,516	7,076
Optional managed services revenue - non-GAAP	$14,413	$14,219
Cloud revenue - non-GAAP	$56,204	$55,729

Table of New SaaS ACV
New SaaS ACV	$11,892	$8,185
New SaaS ACV Growth YoY	45.3%	37.6%

Table of New Perpetual License Equivalent Bookings
New perpetual license equivalent bookings	$51,703	$65,415
New perpetual license equivalent bookings growth YoY	(21.0)%	14.3%

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Cyber Intelligence Revenue Metrics
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2020	2019
Recurring revenue - GAAP	$56,038	$46,817
Nonrecurring revenue - GAAP	45,392	61,347
Total revenue - GAAP	$101,430	$108,164

Estimated recurring revenue adjustments	$1,092	$127
Estimated nonrecurring revenue adjustments	—	—
Total estimated revenue adjustments	$1,092	$127

Recurring revenue - non-GAAP	$57,130	$46,944
Nonrecurring revenue - non-GAAP	45,392	61,347
Total revenue - non-GAAP	$102,522	$108,291

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Segment and Shared Support Metrics
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2020	2019
Segment expenses - GAAP (1)	$226,262	$244,750
Shared support expenses - GAAP (2)	54,859	56,041
Total expenses - GAAP	$281,121	$300,791

Estimated segment expense adjustments	$(25,374)	$(26,701)
Estimated shared support expense adjustments	(11,518)	(12,187)
Total estimated expense adjustments	$(36,892)	$(38,888)

Segment expenses - non-GAAP (1)	$200,888	$218,049
Shared support expenses - non-GAAP (2)	43,341	43,854
Total expenses - non-GAAP	$244,229	$261,903

(1) Segment expenses include expenses incurred directly by our two segments.

(2) Shared support expenses include certain operating expenses that are provided by shared resources or are otherwise generally not controlled by segment management. The majority of which are for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and for occupancy expenses.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue	Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Three Months Ended
Total Revenue
Revenue for the three months ended April 30, 2019	$315,259	$324,158
Revenue for the three months ended April 30, 2020	$287,295	$291,649
Revenue for the three months ended April 30, 2020 at constant currency(1)	$291,000	$295,000
Reported period-over-period revenue change	(8.9)%	(10.0)%
% impact from change in foreign currency exchange rates	1.2%	1.0%
Constant currency period-over-period revenue change	(7.7)%	(9.0)%

Customer Engagement
Revenue for the three months ended April 30, 2019	$207,095	$215,867
Revenue for the three months ended April 30, 2020	$185,865	$189,127
Revenue for the three months ended April 30, 2020 at constant currency(1)	$188,000	$191,000
Reported period-over-period revenue change	(10.3)%	(12.4)%
% impact from change in foreign currency exchange rates	1.1%	0.9%
Constant currency period-over-period revenue change	(9.2)%	(11.5)%

Cyber Intelligence
Revenue for the three months ended April 30, 2019	$108,164	$108,291
Revenue for the three months ended April 30, 2020	$101,430	$102,522
Revenue for the three months ended April 30, 2020 at constant currency(1)	$103,000	$104,000
Reported period-over-period revenue change	(6.2)%	(5.3)%
% impact from change in foreign currency exchange rates	1.4%	1.3%
Constant currency period-over-period revenue change	(4.8)%	(4.0)%

(1) Revenue for the three months ended April 30, 2020 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2019 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31,
(in thousands, except share and per share data)	2020	2020
Assets
Current Assets:
Cash and cash equivalents	$556,671	$379,146
Restricted cash and cash equivalents, and restricted bank time deposits	46,451	43,860
Short-term investments	19,741	20,215
Accounts receivable, net of allowance for doubtful accounts of $6.3 million and $5.3 million, respectively	308,304	382,435
Contract assets, net	62,249	64,961
Inventories	25,030	20,495
Prepaid expenses and other current assets	92,168	87,946
Total current assets	1,110,614	999,058
Property and equipment, net	115,481	116,111
Operating lease right-of-use assets	97,878	102,149
Goodwill	1,452,434	1,469,211
Intangible assets, net	182,503	197,764
Other assets	135,798	131,765
Total assets	$3,094,708	$3,016,058

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$70,987	$71,604
Accrued expenses and other current liabilities	228,256	233,948
Contract liabilities	378,548	397,350
Total current liabilities	677,791	702,902
Long-term debt	990,390	832,798
Long-term contract liabilities	40,566	40,565
Operating lease liabilities	87,340	90,372
Other liabilities	105,715	106,984
Total liabilities	1,901,802	1,773,621
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at April 30, 2020 and January 31, 2020, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 68,930,000 and 68,529,000 shares; outstanding 64,526,000 and 64,738,000 shares at April 30, 2020 and January 31, 2020, respectively.	69	68
Additional paid-in capital	1,677,775	1,660,889
Treasury stock, at cost - 4,404,000 and 3,791,000 shares at April 30, 2020 and January 31, 2020, respectively.	(208,124)	(174,134)
Accumulated deficit	(112,544)	(105,590)
Accumulated other comprehensive loss	(178,774)	(151,865)
Total Verint Systems Inc. stockholders' equity	1,178,402	1,229,368
Noncontrolling interests	14,504	13,069
Total stockholders' equity	1,192,906	1,242,437
Total liabilities and stockholders' equity	$3,094,708	$3,016,058

Table 9
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2020	2019
Cash flows from operating activities:
Net (loss) income	$(3,975)	$3,761
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	23,931	22,954
Stock-based compensation, excluding cash-settled awards	14,192	17,065
Amortization of discount on convertible notes	3,226	3,061
Non-cash gains on derivative financial instruments, net	(1,014)	(549)
Other non-cash items, net	(3,537)	2,646
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	70,087	58,900
Contract assets	2,094	(39)
Inventories	(5,118)	(3,118)
Prepaid expenses and other assets	(11,630)	5,268
Accounts payable and accrued expenses	564	8,487
Contract liabilities	(14,776)	(24,648)
Other, net	1,934	(725)
Net cash provided by operating activities	75,978	93,063

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	—	(20,210)
Purchases of property and equipment	(8,835)	(8,331)
Purchases of investments	(15,198)	(9,995)
Maturities and sales of investments	15,648	2,965
Cash paid for capitalized software development costs	(3,146)	(2,819)
Change in restricted bank time deposits, and other investing activities, net	20,824	2,941
Net cash provided by (used in) investing activities	9,293	(35,449)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	155,000	—
Repayments of borrowings and other financing obligations	(1,898)	(1,584)
Purchases of treasury stock	(36,836)	(474)
Distribution paid to noncontrolling interest	(245)	—
Payments of deferred purchase price and contingent consideration for business combinations (financing portion) and other financing activities	(1,282)	(11,674)
Net cash provided by (used in) financing activities	114,739	(13,732)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(3,106)	(853)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	196,904	43,029
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	411,657	412,699
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$608,561	$455,728

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$556,671	$412,024
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	38,004	39,373
Restricted cash and cash equivalents included in other assets	13,886	4,331
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$608,561	$455,728

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP software revenue (includes cloud and support), non-GAAP perpetual revenue, non-GAAP support revenue, non-GAAP professional services revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP cloud revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP optional managed services revenue, estimated fully allocated cost of revenue, estimated GAAP and non-GAAP fully allocated gross profit and gross margins, estimated GAAP and non-GAAP fully allocated research and development, net, estimated GAAP and non-GAAP fully allocated selling, general and administrative expenses, estimated GAAP and non-GAAP fully allocated operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., estimated fully allocated adjusted EBITDA and adjusted EBITDA margins, net debt, non-GAAP segment expenses, non-GAAP shared support expenses and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses. On December 4, 2019, we announced our intention to separate into two independent publicly traded companies: one which will consist of our Customer Engagement Solutions business, and one which will consist of our Cyber Intelligence Solutions business.  We are incurring significant expenses to prepare for this separation, including third-party advisory, accounting, legal, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which IT expenses are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, including $1.9 million of fees and expenses related to a shareholder proxy contest that was settled in June 2019, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2021 is currently approximately 7%, and was 8% for the year ended January 31, 2020. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Customer Engagement Revenue Metrics and Operating Metrics

Software (includes cloud and support) includes, software licenses, appliances, SaaS and optional managed services. Recurring Software Revenue includes SaaS, optional managed services and support revenue.

Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS and optional managed services.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS that we account for as term licenses where managed services are purchased separately.

Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters.

New Perpetual License Equivalent Bookings are used to normalize between perpetual and SaaS bookings and measure overall software growth. We calculate new perpetual license equivalent bookings by multiplying New SaaS ACV bookings (excluding bookings from maintenance conversions, except for the uplift) by a conversion factor of 2.0 and adding that amount to perpetual license bookings. The conversion factor of 2.0 is an estimate that is derived from an analysis of our historical bookings and may change over time. Management uses perpetual license equivalent bookings to understand our performance, including our software growth and SaaS/perpetual license mix. This metric should not be viewed in isolation from other operating metrics that we make available to investors. The New Perpetual License Equivalent Bookings calculation was adjusted in Q4 for the full year to exclude bookings from maintenance conversion, except for uplift.

Cyber Intelligence Recurring and Nonrecurring Revenue Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, primarily consists of initial and renewal support, subscription software licenses, and SaaS in certain limited transactions.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, long-term projects including software customizations that are recognized over time using a percentage of completion (“POC”) method, consulting, implementation and installation services, training, and hardware.

We believe that recurring and nonrecurring revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.